                                                                   EXHIBIT 99(2)

                             HARRAH'S ENTERTAINMENT, INC.

                  UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

          The following unaudited pro forma condensed financial statements are based upon and should be read in conjunction with the historical consolidated financial statements and related notes of Harrah's Entertainment, Inc. ("Harrah's"), Rio Hotel & Casino, Inc. ("Rio") and Showboat, Inc. ("Showboat," and together with Harrah's and Rio, the "Company"). Harrah's acquired Showboat in a transaction which was consummated on June 1, 1998. Harrah's merged with Rio in a transaction which was consummated on January 1, 1999.

          The unaudited pro forma condensed statements of income for the nine months ended September 30, 1998 and the year ended December 31, 1997 give effect to (i) Harrah's acquisitions of both Showboat and Rio applying the purchase method of accounting; (ii) Harrah's refinancing of certain amounts of Showboat's existing indebtedness (on June 15, 1998, Harrah's completed tender offers and consent solicitations and retired a portion of the debt assumed in the acquisition of Showboat); (iii) certain adjustments that are directly attributable to the acquisitions of Showboat and Rio and anticipated to have continuing impact, including certain estimated operational benefits arising from the elimination of duplicative corporate office and operational support functions; (iv) the refinancing of $750.0 million of Harrah's existing short-term, floating rate bank debt with long-term, fixed rate debt (the "December Notes Offering") to substantially satisfy the refinancing requirements of an amendment to Harrah's credit facility which was necessary to obtain the lenders' consent to the Rio acquisition; (v) de-consolidation of the Showboat East Chicago property, in which the Company holds a 55% non-controlling interest; and (vi) the presentation of the Showboat Las Vegas property as an asset held for sale. The pro forma condensed statements of income assume that these transactions were consummated on the first day of each of the periods presented.

          The unaudited pro forma condensed balance sheet presents the combined financial position of Harrah's (including Showboat) and Rio as of September 30, 1998. The unaudited pro forma condensed balance sheet gives effect to (i) the merger with Rio applying the purchase method of accounting as if the merger was consummated on September 30, 1998; (ii) certain adjustments that are directly attributable to the merger with Rio; and (iii) the December Notes Offering.

          The unaudited pro forma condensed financial statements have been prepared based upon currently available information and assumptions that are deemed appropriate by the Company's management. This pro forma information may not be indicative of what actual results would have been, nor does such data purport to represent the combined financial results of Harrah's, Showboat and Rio for future periods.

                          HARRAH'S ENTERTAINMENT, INC.

                          UNAUDITED PRO FORMA CONDENSED
                               STATEMENT OF INCOME

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                                                                               HARRAH'S AS               PRO FORMA
                                         HARRAH'S     SHOWBOAT     PRO FORMA    ADJUSTED       RIO      ADJUSTMENTS  HARRAH'S AS
                                        HISTORICAL   HISTORICAL   ADJUSTMENTS     FOR       HISTORICAL   FOR RIO      ADJUSTED
                                         (NOTE 1)     (NOTE 2)      (NOTE 3)    SHOWBOAT      (NOTE 4)    (NOTE 5)     FOR RIO
                                        ----------   ----------   -----------  -----------  ----------  -----------  -----------
                                                              (IN MILLIONS, EXCEPT FOR PER SHARE AMOUNTS)
Revenues
   Casino..........................     $1,220.3       $237.6     $(92.7)(a)    $1,365.2     $149.0      $           $1,514.2
   Food and beverage...............        171.8         25.9      (10.4)(a)       187.3       99.6                     286.9
   Rooms...........................        114.5          9.7       (2.5)(a)       121.7       59.9                     181.6
   Management fees.................         48.6          4.4       (0.5)(a)        52.5          -                      52.5
   Other...........................         60.7          4.1       (1.8)(a)        63.0       21.8                      84.8
   Less:  casino promotional
     allowances....................       (136.6)       (17.4)       3.0 (a)      (151.0)     (28.4)                   (179.4)
                                        --------      -------    -------        --------     ------     ------       --------
       Total revenues..............      1,479.3        264.3     (104.9)        1,638.7      301.9                   1,940.6
                                        --------      -------    -------        --------     ------     ------       --------

Operating expenses
   Direct
     Casino........................        651.2        100.6      (42.4)(a)       709.4       83.8                     793.2
     Food and beverage.............         86.8         27.6      (11.7)(a)       102.7       71.5                     174.2
     Rooms.........................         31.7          6.1       (1.6)(a)        36.2       18.9                      55.1
   Depreciation - buildings,
     riverboats and equipment......         94.9         19.0       (7.7)(a)       106.2       20.7       (1.0)(h)      125.9
   Equity in (income) losses
     of nonconsolidated
     subsidiaries..................          8.7          1.2        2.9 (a)        12.8          -                      12.8
   Project opening costs...........          7.2            -          -             7.2          -                       7.2
   Other...........................        359.7        108.1      (38.8)(a)       409.2       56.5        2.8 (i)      463.2
                                                                     6.2 (b)                              (5.3)(j)
                                                                   (26.0)(c)
                                        --------      -------    -------        --------     ------     ------       --------
       Total operating expenses....      1,240.2        262.6     (119.1)        1,383.7      251.4       (3.5)       1,631.6
                                        --------      -------    -------        --------     ------     ------       --------
Income from operations.............        239.1          1.7       14.2           255.0       50.5        3.5          309.0
Interest expense, net of
   interest capitalized.............       (81.4)       (29.7)       9.1 (a)      (111.6)     (18.2)      (0.6)(k)     (140.6)
                                                                     5.0 (d)                             (10.2)(l)
                                                                   (14.6)(e)
Other income, including
   interest income.................         19.0          1.8       (0.1)(a)        20.7       (3.2)                     17.5
                                        --------      -------    -------        --------     ------     ------       --------
Income before income taxes and
   minority interests..............        176.7        (26.2)      13.6           164.1       29.1       (7.3)         185.9
Provision for income taxes.........        (65.0)         4.0       (7.5)(g)       (68.5)     (10.6)       1.6 (m)      (77.5)
Minority interests.................         (5.6)           -          -            (5.6)                                (5.6)
                                        --------      -------    -------        --------     ------     ------       --------
Income from continuing
  operations......................       $ 106.1      $ (22.2)   $   6.1        $   90.0     $ 18.5     $ (5.7)      $  102.8
                                        --------      -------    -------        --------     ------     ------       --------
                                        --------      -------    -------        --------     ------     ------       --------
Income from continuing
   operations per share
     Basic.........................      $  1.06                                  $ 0.91                               $ 0.82 (n)
     Diluted.......................      $  1.05                                  $ 0.90                               $ 0.81 (n)
Average common shares                                                                                                   125.0 (n)
   outstanding.....................        100.2                                   100.2
Average common and common
   equivalent shares outstanding...        101.3                                   101.3                                126.7 (n)


                See Notes to Unaudited Pro Forma Condensed Financial Statements.

                          HARRAH'S ENTERTAINMENT, INC.

                          UNAUDITED PRO FORMA CONDENSED
                               STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                          HARRAH'S AS               PRO FORMA   HARRAH'S
                                    HARRAH'S     SHOWBOAT     PRO FORMA    ADJUSTED       RIO      ADJUSTMENTS    AS
                                   HISTORICAL   HISTORICAL   ADJUSTMENTS      FOR      HISTORICAL   FOR RIO     ADJUSTED
                                    (NOTE 1)     (NOTE 2)      (NOTE 3)    SHOWBOAT     (NOTE 4)    (NOTE 5)    FOR RIO
                                   ----------   ----------   -----------  -----------  ----------  -----------  --------
                                                        (IN MILLIONS, EXCEPT FOR PER SHARE AMOUNTS)
Revenues
   Casino.....................      $1,338.0      $497.1     $(152.8)(a)  $1,682.3      $214.0     $            $1,896.3
   Food and beverage..........         196.8        62.7       (20.9)(a)     238.6       114.8                     353.4
   Rooms......................         128.4        25.4        (6.1)(a)     147.7        70.4                     218.1
   Management fees............          24.6         5.7                      30.3           -                      30.3
   Other......................          78.9        10.7        (5.5)(a)      84.1        25.6                     109.7
   Less:  casino promotional
     allowances...............        (147.5)      (44.8)        6.4 (a)    (185.9)      (32.7)                   (218.6)
                                    --------      ------     -------      --------      ------      -----       --------
           Total revenues.....       1,619.2       556.8      (178.9)      1,997.1       392.1                   2,389.2
                                    --------      ------     -------      --------      ------      -----       --------

Operating expenses
   Direct
     Casino...................         685.9       252.8       (79.0)(a)     859.7       117.6                     977.3
     Food and beverage........         103.6        37.4       (18.4)(a)     122.6        89.0                     211.6
     Rooms....................          39.7         6.6        (3.7)(a)      42.6        20.6                      63.2
   Depreciation-buildings,
     riverboats and equipment.         103.7        40.8       (14.3)(a)     130.2        23.2       (1.3)(h)      152.1
   Equity in (income) losses
     of nonconsolidated
     subsidiaries.............          11.1         3.5        23.9 (a)      38.5           -                      38.5
   Project opening costs......          17.6         9.6        (9.6)(a)      17.6        11.2                      28.8
   Other......................         444.1       180.0       (65.2)(a)     552.2        70.4        3.8 (i)      619.4
                                                                15.3 (b)                             (7.0)(j)
                                                               (22.0)(c)
                                    --------      ------     -------      --------      ------      -----       --------
           Total operating
             expenses.........       1,405.7       530.7      (173.0)      1,763.4       332.0       (4.5)       2,090.9
                                    --------      ------     -------      --------      ------      -----       --------
Income from operations........         213.5        26.1        (5.9)        233.7        60.1        4.5          298.3
Interest expense, net of
  interest capitalized........         (79.1)      (49.4)       16.6 (a)    (134.5)      (26.3)      (0.8)(k)     (174.9)
                                                                10.9 (d)                            (13.3)(l)
                                                               (33.5)(e)
Other income, including
   interest income............          49.2         5.1        (1.0)(a)      53.3           -                      53.3
                                    --------      ------     -------      --------      ------      -----       --------
Income before income taxes and
   minority interests.........         183.6       (18.2)      (12.9)        152.5        33.8       (9.6)         176.7
Provision for income taxes....         (68.7)        2.3        (1.9)(g)     (68.3)      (12.4)       2.0 (m)      (78.7)
Minority interests............          (7.4)       (2.6)        2.6 (a)      (7.4)          -                      (7.4)
                                    --------      ------     -------      --------      ------      -----       --------
Income from continuing
   operations....................   $  107.5      $(18.5)    $ (12.2)     $   76.8      $ 21.4      $(7.6)      $   90.6
                                    --------      ------     -------      --------      ------      -----       --------
                                    --------      ------     -------      --------      ------      -----       --------
Income from continuing
  operations per share
     Basic....................       $  1.07                              $   0.76                              $   0.74(n)
     Diluted..................       $  1.06                              $   0.76                              $   0.73(n)
Average common shares                                                                                              122.2(n)
   outstanding................         100.6                                 100.6
Average common and common
   equivalent shares
   outstanding................         101.3                                 101.3                                 123.5(n)



                See Notes to Unaudited Pro Forma Condensed Financial Statements.

                          HARRAH'S ENTERTAINMENT, INC.

                          UNAUDITED PRO FORMA CONDENSED
                                  BALANCE SHEET

                            AS OF SEPTEMBER 30, 1998

                                                                      HARRAH'S        RIO         PRO FORMA     HARRAH'S
                                                                     HISTORICAL    HISTORICAL    ADJUSTMENTS   AS ADJUSTED
                                                                      (NOTE 1)      (NOTE 4)      (NOTE 6)       FOR RIO
                                                                     ----------    ----------    -----------   -----------
                                                                                        (IN MILLIONS)
ASSETS
Current assets
   Cash and cash equivalents......................................    $   128.7       $  21.3       $            $   150.0
   Receivables, less allowance for doubtful accounts..............         46.7          37.7                         84.4
   Deferred income tax benefits...................................         16.1             -                         16.1
   Inventories....................................................         15.6          13.8                         29.4
   Prepayments and other..........................................         29.0           8.4                         37.4
                                                                      ---------       -------       -------      ---------
     Total current assets.........................................        236.1          81.2                        317.3
                                                                      ---------       -------       -------      ---------
Land, buildings, riverboats and equipment.........................      2,641.6         738.5         186.2 (o)    3,465.1
                                                                                                     (101.2)(o)
Less:  accumulated depreciation...................................       (765.5)       (101.2)        101.2 (o)     (765.5)
                                                                      ---------       -------       -------      ---------
                                                                        1,876.1         637.3         186.2        2,699.6

Excess of purchase price over net assets acquired in Showboat
  acquisition.....................................................        521.8             -                        521.8
Goodwill arising from Rio acquisition.............................            -             -         150.0 (p)      150.0
Investments in and advances to nonconsolidated subsidiaries.......        284.7             -                        284.7
Other assets......................................................        273.2          24.7          (4.3)(q)      305.1
                                                                                                       14.1 (r)
                                                                                                       (2.6)(s)
                                                                      ---------       -------       -------      ---------
                                                                      $ 3,191.9       $ 743.2       $ 343.4      $ 4,278.5
                                                                      ---------       -------       -------      ---------
                                                                      ---------       -------       -------      ---------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
   Accounts payable...............................................       $ 39.2        $ 27.6        $             $  66.8
   Accrued expenses...............................................        203.1          36.0          (0.9)(s)      265.1
                                                                                                       26.9 (t)
   Current portion of long-term debt..............................         49.8           2.6                         52.4
                                                                      ---------       -------       -------      ---------
     Total current liabilities....................................        292.1          66.2          26.0          384.3
Long-term debt....................................................      1,914.0         367.7         750.0 (r)    2,304.7
                                                                                                     (735.9)(r)
                                                                                                        8.9 (u)
Deferred credits and other........................................         99.8             -                         99.8
Deferred income taxes.............................................         44.1          17.9          62.1 (v)      124.1
                                                                      ---------       -------       -------      ---------
                                                                        2,350.0         451.8         111.1        2,912.9
                                                                      ---------       -------       -------      ---------
Minority interests................................................         14.5             -                         14.5
                                                                      ---------       -------       -------      ---------
Commitments and contingencies
Stockholders' equity..............................................
   Common stock...................................................         10.1           0.2           2.3 (w)       12.6
   Capital surplus................................................        398.0         182.7         340.2 (w)      920.9
   Retained earnings..............................................        437.3         108.5          (1.7)(s)      435.6
                                                                                                     (108.5)(w)
   Accumulated other comprehensive income.........................         (0.4)            -                         (0.4)
   Deferred compensation related to restricted stock..............        (17.6)            -                        (17.6)
                                                                      ---------       -------       -------      ---------
                                                                          827.4         291.4         232.3        1,351.1
                                                                      ---------       -------       -------      ---------
                                                                      $ 3,191.9       $ 743.2       $ 343.4      $ 4,278.5
                                                                      ---------       -------       -------      ---------
                                                                      ---------       -------       -------      ---------

                See Notes to Unaudited Pro Forma Condensed Financial Statements.

                             HARRAH'S ENTERTAINMENT, INC.

                        NOTES TO UNAUDITED PRO FORMA CONDENSED
                                 FINANCIAL STATEMENTS

          Note 1--Historical financial information for Harrah's for the nine months ended September 30, 1998 and the year ended December 31, 1997 has been derived from the Harrah's historical financial statements. Harrah's financial statements for the nine month period ended September 30, 1998 include Showboat's operations after its June 1, 1998 acquisition by Harrah's.

          Note 2--The Showboat historical financial information for the year ended December 31, 1997 has been derived from Showboat's historical financial information. Showboat's historical financial results reflected in the Unaudited Pro Forma Condensed Statement of Income for the Nine Months Ended September 30, 1998 include only the five months of Showboat's operations prior to its June 1, 1998 acquisition by Harrah's.

          Note 3--Following are brief descriptions of the pro forma adjustments to reflect Harrah's acquisition of Showboat.

          (a) Adjusts the historical statements of income to reflect the operating results of Showboat East Chicago as being accounted for under the equity method (rather than consolidated) and to remove the operating results of Showboat Las Vegas. Harrah's owns a 55% non-controlling interest in the partnership which owns and operates Showboat East Chicago. The agreements which govern the management of this partnership stipulate that certain actions require unanimous approval of all partners, or the consent of the minority partner, before such action can be taken. These actions include, among others, the approval of the annual operating budget, approval of the annual capital budget, decisions to buy or sell assets totaling more than $500,000 in any one calendar year and the incurrence of more than $500,000 of debt in any one calendar year. Given the significance of the issues requiring the concurrence of the minority partner, Harrah's has concluded that it does not have control of the partnership for accounting purposes and, as a result, accounts for this investment under the equity method of accounting. Under the terms of a transaction announced in December 1998 and expected to close in the first quarter 1999, Harrah's has reached an agreement to increase its ownership in the partnership to nearly 100%. Upon closing of this transaction, Harrah's will have accounting control of the partnership and will commence consolidation of the partnership. Showboat Las Vegas is being carried by Harrah's as an asset held for sale and, as such, is carried on Harrah's balance sheet at its estimated realizable value, net of estimated selling expenses and carrying costs through the expected date of sale. The net impact on income from continuing operations of the pro forma adjustments related to Showboat East Chicago is zero. The net impact of the adjustments related to Showboat Las Vegas is to increase income from continuing operations by $2.1 million for the nine months ended September 30, 1998 and $3.5 million for the year ended December 31, 1997.

                             HARRAH'S ENTERTAINMENT, INC.

                        NOTES TO UNAUDITED PRO FORMA CONDENSED
                           FINANCIAL STATEMENTS (CONTINUED)

          (b) Reflects estimated expense for the amortization of the excess of the purchase price paid over the net book value of the assets acquired. Harrah's is currently in the process of allocating the purchase price among the tangible and intangible assets acquired and the liabilities assumed based on fair market values, as determined by appraisals, discounted cash flows, quoted market prices and estimates made by management. The purchase price allocation process is expected to be completed by the end of 1998. For purposes of these pro forma statements, it is assumed that the excess purchase price will be amortized over an average 30 year life for all tangible and intangible assets acquired. Upon completion of the purchase price allocation process, to the extent the purchase price exceeds the fair value of the net identifiable tangible and intangible assets acquired, such excess will be allocated to goodwill and amortized over 40 years.

          (c) Reflects adjustments for transaction costs expensed by Showboat in pre-transaction periods and estimated administrative costs savings to be realized as a result of merger efficiencies.

          (d) Reflects reduction in interest expense for the impact of Harrah's retirement of $218.6 million face amount of Showboat's 9-1/4% First Mortgage Bonds due 2008 and $117.9 million face amount of Showboat's 13% Senior Subordinated Notes due 2009 using funds drawn under Harrah's credit facility. See Note (f).

          (e) Reflects additional interest expense, including amortization of related deferred finance charges, arising from the incremental borrowings incurred by Harrah's to fund the purchase of Showboat's outstanding common stock. See Note (f).

          (f) The funds required to fund the retirement of a portion of Showboat's outstanding debt (see Note (d)) and the purchase of Showboat's outstanding common stock (see Note (e)) were borrowed under Harrah's credit facility, and the pro forma effects of such borrowing on interest expense have been computed at a historical average floating rate of 6.26% for the nine months ended September 30, 1998, and 6.29% for the year ended December 31, 1997. Each 1/8 of a percent change in the floating rate on these borrowings would result in a change in interest expense of $0.8 million for the nine months ended September 30, 1998, and $1.1 million for the year ended December 31, 1997.

          (g) Records the estimated tax effect of the pro forma adjustments, with the exception of the amortization of the unallocated purchase price, which is assumed to be nondeductible for tax purposes.

          Note 4--The Rio historical financial information for the nine months ended September 30, 1998 and the year ended December 31, 1997 has been derived from Rio's historical financial information.

                            HARRAH'S ENTERTAINMENT, INC.

                       NOTES TO UNAUDITED PRO FORMA CONDENSED
                          FINANCIAL STATEMENTS (CONTINUED)

          Note 5--The following table sets forth the determination and preliminary allocation of the purchase price based on a market value of $19.83 per share of Harrah's common stock, which is the average of the quoted market price of Harrah's common stock for the period beginning three trading days before and ending three trading days after the merger with Rio was announced.

                                                                   (IN MILLIONS)
                                                                   -------------
     Merger exchange of shares (24.8 million shares of Rio
       common stock converted to Harrah's common stock on a
       one for one exchange basis, and fair market value
       assigned to outstanding Rio stock options to be
       converted to Harrah's options). . . . . . . . . . . . . . .    $ 525.4
     Estimated fair market value of Rio debt assumed by Harrah's .      379.2
     Transaction costs and expenses. . . . . . . . . . . . . . . .       26.9
                                                                      -------
     Pro forma purchase price. . . . . . . . . . . . . . . . . . .    $ 931.5
                                                                      -------
                                                                      -------

The preliminary allocation of the pro forma purchase price is as follows:


     Land. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $ 185.7
     Building, and furniture, fixtures and equipment . . . . . . .      637.8
     Goodwill. . . . . . . . . . . . . . . . . . . . . . . . . . .      150.0
     Other, net. . . . . . . . . . . . . . . . . . . . . . . . . .      (42.0)
                                                                      -------
                                                                      $ 931.5
                                                                      -------
                                                                      -------

          The final purchase price and its allocation will be based on independent appraisals, discounted cash flows, quoted market prices and estimates by management and is expected to be completed by June 30, 1999.

          Following are brief descriptions of the pro forma adjustments to the statements of income to reflect the merger with Rio.

          (h) Adjusts depreciation expense due to the revaluation of acquired buildings and equipment resulting from the allocation of the purchase price of Rio. Depreciation expense is reduced $1.0 million for the nine months ended September 30, 1998 and $1.3 million for the year ended December 31, 1997.

          (i) Reflects an increase in expense due to amortization of goodwill arising from Harrah's purchase of Rio. Amortization expense is increased $2.8 million for the nine months ended September 30, 1998 and $3.8 million for the year ended December 31, 1997. Goodwill is assumed to be amortized over a life of 40 years.

                            HARRAH'S ENTERTAINMENT, INC.

                       NOTES TO UNAUDITED PRO FORMA CONDENSED
                          FINANCIAL STATEMENTS (CONTINUED)

          (j) Records the impact on expenses of certain estimated operational efficiencies for functions which are expected to be eliminated or reduced as a result of the merger with Rio. The elimination of duplicative corporate office and operational support functions is estimated to reduce other costs and expenses and corporate expense by $5.3 million for the nine months ended September 30, 1998 and to reduce other costs and expenses and corporate expense by $7.0 million for the year ended December 31, 1997.

          (k) Reflects net increase in interest expense comprised of incremental borrowings incurred by Harrah's to fund transaction costs, which is partially offset by the amortization of the estimated premium to be recognized to adjust Rio's outstanding debt to its fair value as of the date of acquisition. The pro forma interest expense arising from the additional borrowings has been computed using Harrah's historical average floating rate on its credit facility of 6.26% for the nine months ended September 30, 1998, and 6.29% for the year ended December 31, 1997. Each 1/8 percent change in the floating rate on these borrowings would result in a change in interest expense of $25,000 for the nine months ended September 30, 1998, and $34,000 for the year ended December 31, 1997.

          (l) In connection with obtaining the consent of the lenders under its credit facility for the merger with Rio, Harrah's agreed to modify certain terms of the credit facility relating to mandatory principal reductions and the interest rates charged under such facility. As amended, the credit facility provides for Harrah's to (i) refinance at least $250.0 million of the amounts available under the credit facility by each of December 31, 1998, March 31, 1999 and June 30, 1999 (a total of $750.0 million), or (ii) permanently increase the interest rate margin applicable to all amounts outstanding under the credit facility by 0.50% for each $250.0 million not refinanced by such dates (a total increase of 1.50%). The December Notes Offering completed in December 1998 substantially satisfied certain refinancing requirements under Harrah's amended credit facility.
This adjustment reflects the estimated incremental interest expense, including amortization of deferred finance charges, due to this refinancing.

          (m) Records the estimated tax effect of these pro forma adjustments, with the exception of the amortization of goodwill, which is assumed to be nondeductible for tax purposes.

                            HARRAH'S ENTERTAINMENT, INC.

                       NOTES TO UNAUDITED PRO FORMA CONDENSED
                          FINANCIAL STATEMENTS (CONTINUED)

          (n) Pro forma income from continuing operations per share is computed on the basis of the combined weighted average number of shares of Harrah's common stock and Harrah's common stock equivalents after giving effect to the issuance of shares to consummate the merger with Rio.

          Note 6--Following are brief descriptions of the pro forma adjustments to the balance sheet to reflect the merger with Rio.

          (o) Reflects the net increase in the carrying value of Rio's land, buildings and equipment to adjust those assets to their estimated fair market value.

          (p) Reflects as goodwill the excess purchase price over fair value of net tangible and intangible assets acquired and liabilities assumed.

          (q) Reduces other assets to reflect deferred financing costs of Rio not valued due to the adjustment of debt to estimated fair market value.

          (r) Records the December Notes Offering, incurrence of the related deferred finance charges and retirement of a portion of Harrah's credit facility to obtain the consent of its lenders for the merger with Rio.

          (s) Records the write-off of the unamortized deferred finance charges related to the early retirement of a portion of Harrah's credit facility as a result of the December Notes Offering.

          (t) Records as current liabilities the accrual of severance and direct merger costs of Harrah's and Rio.

          (u) Reflects the net adjustment to long-term debt to reflect the Rio debt at its estimated fair market value and incremental borrowings to fund payment of additional deferred finance charges.

          (v) Records the deferred tax effect of the pro forma balance sheet adjustments, primarily related to land, buildings and equipment.

          (w) The net increase in stockholders' equity reflects: (i) the issuance of one share of Harrah's common stock for each share of Rio common stock outstanding and (ii) the elimination of Rio's historical retained earnings.